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                                                                     EXHIBIT 11
                           Lindsay Manufacturing Co.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                   Years ended August 31, 1995, 1994 and 1993
                (Dollars in thousands except per share amounts)

COMPUTATION OF PRIMARY PER SHARE EARNINGS

                                                             1995            1994             1993
                                                         ------------    ------------     ------------
1.  Weighted average shares outstanding........            4,562,866       4,694,269        4,668,700
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock              158,116         170,237          178,201
                                                         ------------    ------------     ------------
3.  Average number of common and common
       equivalent shares outstanding...........            4,720,982       4,864,506        4,846,901
                                                         ============    ============     ============

4.  Net earnings for per share computation.....         $     11,704    $     11,892     $     10,723
                                                         ============    ============     ============

5.  Net earnings per average common and common
       equivalent shares outstanding...........         $       2.48    $       2.44     $       2.21
                                                         ============    ============     ============


COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                                                             1995            1994             1993
                                                         ------------    ------------     ------------

1.  Weighted average shares outstanding........            4,562,866       4,694,269        4,668,700
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock              161,269         170,508          182,326
                                                         ------------    ------------     ------------
3.  Average number of common and common
       equivalent shares outstanding...........            4,724,135       4,864,777        4,851,026
                                                         ============    ============     ============

4.  Net earnings for per share computation.....         $     11,704    $     11,892     $     10,723
                                                         ============    ============     ============

5.  Net earnings per average common and common
       equivalent shares outstanding...........         $       2.48    $       2.44     $       2.21
                                                         ============    ============     ============





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